As filed with the Securities and Exchange Commission on June 1, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-3
Registration Statement
UNDER THE SECURITIES ACT OF 1933

Peabody Energy Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1221	13-4004153
(State or Other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
701 Market Street
St. Louis, Missouri 63101-1826
(314) 342-3400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Alexander C. Schoch, Esq.
Peabody Energy Corporation
701 Market Street
St. Louis, Missouri 63101-1826
(314) 342-3400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Risë B. Norman, Esq.	Kenneth L. Wagner, Esq.
Simpson Thacher & Bartlett LLP	Peabody Energy Corporation
425 Lexington Avenue	701 Market Street
New York, New York 10017	St. Louis, Missouri 63101-1826

     Approximate date of commencement of proposed sale of the Securities to the public: From time to time after the registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed Maximum
		Aggregate Offering	Proposed Maximum
Title of Each Class of	Amount to be	Price per	Aggregate	Amount of
Securities to be Registered	Registered(1)(2)	Security(1)(2)	Offering Price(1)	Registration Fee(3)
Debt Securities of Peabody Energy Corporation
Guarantees of Debt Securities by Subsidiary Guarantors
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Preferred Stock Purchase Rights(4)
Warrants
Units(5)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of the securities of each identified class (the “Securities”) is being registered as may from time to time be issued at indeterminate prices.

(2)	Includes such indeterminate amounts of Securities as may be issued upon exercise, conversion or exchange of any Securities that provide for that issuance. Also includes such indeterminate amounts of Securities as may be issued in units. Separate consideration may or may not be received for any of these Securities.

(3)	Pursuant to Rules 456(b) and 457(r), the Registrants elect to defer payment of all of the registration fees, except for $178,422.50, which is the remainder of (i) an initial registration fee of $353,100 paid to the Securities and Exchange Commission (“SEC”) with respect to $3,000,000,000 aggregate initial offering price of securities of the Registrants previously registered yet unissued under the Registration Statement on Form S-3 (No. 333-124749) of the Registrants filed on May 9, 2005, minus (ii) a subsequent registration fee of $174,677.50 due to the SEC and offset against the $353,100, with respect to $900,000,000 aggregate initial offering price of securities of the Registrants issued on October 12, 2006 and $732,500,000 aggregate initial offering price of securities of the Registrants issued on December 20, 2006, each under the Registration Statement on Form S-3 (No. 333-136108) of the Registrants filed on July 28, 2006. Pursuant to Rule 457(p), such remaining unutilized filing fee of $178,422.50 paid with respect to Registration Statement No. 333-124749 will be used to offset the registration fee payable in the future with respect to the first $3,197,535,842 aggregate initial offering price of securities (calculated utilizing the fee rate applicable on the date hereof of $55.80 per million dollars) offered with respect to this Registration Statement. Any additional registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(4)	The preferred stock purchase rights initially will trade together with the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the common stock.

(5)	Each Unit consists of any combination of two or more of the securities being registered hereby.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-161179) of Peabody Energy Corporation is being filed for the purposes of (i) adding certain subsidiaries as co-registrants to the Registration Statement (see Table of Registrants below) to allow such subsidiaries to guarantee any of Peabody Energy Corporation’s debt securities and deleting certain subsidiaries as co-registrants and (ii) updating the names of certain co-registrants. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

TABLE OF CO-REGISTRANTS

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Co-Registrant	Incorporation or	Identification	Co-Registrant’s Principal
as Specified in its Charter	Organization	Number	Executive Offices

American Land Development, LLC	Delaware	20-3405570	701 Market Street
Suite 795
St. Louis, MO 63101
(314) 342-3400

American Land Holdings of Colorado, LLC	Delaware	26-3730572	701 Market Street
Suite 809
St. Louis, MO 63101
(314) 342-3400

American Land Holdings of Illinois, LLC	Delaware	43-1898527	701 Market Street
Suite 974
St. Louis, MO 63101
(314) 342-3400

American Land Holdings of Indiana, LLC	Delaware	20-2514299	701 Market Street
Suite 737
St. Louis, MO 63101
(314) 342-3400

American Land Holdings of Kentucky, LLC	Delaware	20-0766113	701 Market Street
Suite 719
St. Louis, MO 63101
(314) 342-3400

American Land Holdings of West Virginia, LLC	Delaware	2-5744666	701 Market Street
Suite 754
St. Louis, MO 63101
(314) 342-3400

Arid Operations, Inc.	Delaware	84-1199578	14062 Denver West Parkway
Suite 110
Golden, CO 80401-3301
(760) 337-5552

Big Ridge, Inc.	Illinois	37-1126950	420 Long Lane Road
Equality, IL 62934
(618) 273-4314

Big Sky Coal Company	Delaware	81-0476071	P.O. Box 97
Colstrip, MT 59323
(406) 748-5750

Black Hills Mining Company, LLC	Illinois	32-0049741	701 Market Street,
Suite 779
St. Louis, MO 63101
(314) 342-3400

BTU Empire Company, LLC	Delaware	74-1869420	701 Market Street
Suite 733
St. Louis, MO 63101
(314) 342-3400

BTU Western Resources, Inc.	Delaware	20-1019486	701 Market Street
Suite 735
St. Louis, MO 63101
(314) 342-3400

Caballo Coal, LLC	Delaware	83-0309633	1013 Boxelder
Caller Box 3037
Gillette, WY 82717
(307) 687-6900

Caballo Grande, LLC	Delaware	27-1773243	701 Market Street
Suite 710
St. Louis, MO 63101
(314) 342-3400

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Co-Registrant	Incorporation or	Identification	Co-Registrant’s Principal
as Specified in its Charter	Organization	Number	Executive Offices

Caseyville Dock Company, LLC	Delaware	20-8080107	701 Market Street
Suite 764
St. Louis, MO 63101
(314) 342-3400

Central States Coal Reserves of Illinois, LLC	Delaware	43-1869432	701 Market Street Suite 973
St. Louis, MO 63101
(314) 342-3400

Central States Coal Reserves of Indiana, LLC	Delaware	20-3960696	701 Market Street Suite 983
St. Louis, MO 63101
(314) 342-3400

Century Mineral Resources, Inc.	Illinois	36-3925555	701 Market Street
Suite 798
St. Louis, MO 63101
(314) 342-3400

Coal Reserves Holding Limited Liability Company No. 1	Delaware	43-1922737	701 Market Street 6th Floor
St. Louis, MO 63101
(314) 342-3400

COALSALES II, LLC	Delaware	43-1610419	701 Market Street
Suite 830
St. Louis, MO 63101
(314) 342-3400

Colorado Yampa Coal Company	Delaware	95-3761211	701 Market Street
Suite 732
St. Louis, MO 63101
(314) 342-3400

Conservancy Resources, LLC	Delaware	20-5744701	701 Market Street
Suite 755
St. Louis, MO 63101
(314) 342-3400

Cottonwood Land Company	Delaware	43-1721982	701 Market Street
Suite 972
St. Louis, MO 63101
(314) 342-3400

Cyprus Creek Land Company	Delaware	73-1625890	701 Market Street
Suite 772
St. Louis, MO 63101
(314) 342-3400

Cyprus Creek Land Resources, LLC	Delaware	75-3058264	701 Market Street
Suite 775
St. Louis, MO 63101
(314) 342-3400

Dyson Creek Coal Company, LLC	Delaware	43-1898526	701 Market Street
6th Floor
St. Louis, MO 63101
(314) 342-3400

Dyson Creek Mining Company, LLC	Delaware	20-8080062	701 Market Street
Suite 762
St. Louis, MO 63101
(314) 342-3400

El Segundo Coal Company, LLC	Delaware	20-8162824	701 Market Street
Suite 768
St. Louis, MO 63101
(314) 342-3400

Elkland Holdings, LLC	Delaware	26-3724511	701 Market Street
St. Louis, MO 63101
(314) 342-3400

Falcon Coal Company, LLC	Indiana	35-2006760	7100 Eagle Crest Blvd.
Suite 500
Evansville, IN 47715
(812) 434-8500

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Co-Registrant	Incorporation or	Identification	Co-Registrant’s Principal
as Specified in its Charter	Organization	Number	Executive Offices

Gallo Finance Company	Delaware	43-1823616	701 Market Street
Suite 713
St. Louis, MO 63101
(314) 342-3400

Gold Fields Chile, LLC	Delaware	13-3004607	14062 Denver West Parkway
Suite 110
Golden, CO 63102
(303) 271-3600

Gold Fields Mining, LLC	Delaware	36-2079582	14062 Denver West Parkway
Suite 110
Golden, CO 63102
(303) 271-3600

Gold Fields Ortiz, LLC	Delaware	22-2204381	14062 Denver West Parkway
Suite 110
Denver, CO 80401
(303) 271-3600

Hayden Gulch Terminal, LLC	Delaware	86-0719481	701 Market Street
Suite 714
St. Louis, MO 63101
(314) 342-3400

Highwall Mining Services Company	Delaware	20-0010659	701 Market Street
Suite 805
St. Louis, MO 63101
(314) 342-3400

Hillside Recreational Lands, LLC	Delaware	32-0214135	701 Market Street
Suite 797]
St. Louis, MO 63101
(314) 342-3400

HMC Mining, LLC	Delaware	43-1875853	701 Market Street
Suite 911
St. Louis, MO 63101
(314) 342-3400

Illinois Land Holdings, LLC	Illinois	26-1865197	701 Market Street
Suite 799
St. Louis, MO 63101
(314) 342-3400

Independence Material Handling, LLC	Delaware	43-1750064	701 Market Street
Suite 840
St. Louis, MO 63101
(314) 342-3400

James River Coal Terminal, LLC	Delaware	55-0643770	701 Market Street,
Suite 702
St. Louis, MO 63101
(314) 342-3400

Juniper Coal Company	Delaware	43-1744675	701 Market Street,
Suite 716
St. Louis, MO 63101-1826
(314) 342-3400

Kayenta Mobile Home Park, Inc.	Delaware	86-0773596	P.O. Box 605
Kayenta, AZ 86033
(928) 677-3201

Kentucky Syngas, LLC	Delaware	26-1156957	701 Market Street
Suite 709
St. Louis, MO 63101
(314) 342-3400

Lively Grove Energy, LLC	Delaware	20-5752800	701 Market Street
Suite 786
St. Louis, MO 63101
(314) 342-3400

Lively Grove Energy Partners, LLC	Delaware	26-0180403	701 Market Street
Suite 794
St. Louis, MO 63101
(314) 342-3400

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Co-Registrant	Incorporation or	Identification	Co-Registrant’s Principal
as Specified in its Charter	Organization	Number	Executive Offices

Marigold Electricity, LLC	Delaware	26-0180352	701 Market Street
Suite 793
St. Louis, MO 63101
(314) 342-3400

Midco Supply and Equipment Company	Illinois	43-6042249	P.O. Box 14542
St. Louis, MO 63178
(314) 342-3400

Midwest Coal Acquisition Corp.	Delaware	20-0217640	701 Market Street
Suite 722
St. Louis, MO 63101
(314) 342-3400

Midwest Coal Reserves of Illinois, LLC	Delaware	20-3960648	701 Market Street
Suite 964
St. Louis, MO 63101
(314) 342-3400

Midwest Coal Reserves of Indiana, LLC	Delaware	20-3405958	701 Market Street
Suite 963
St. Louis, MO 63101
(314) 342-3400

Mustang Energy Company, LLC	Delaware	43-1898532	701 Market Street
Suite 953
St. Louis, MO 63101
(314) 342-3400

New Mexico Coal Resources, LLC	Delaware	20-3405643	701 Market Street
Suite 804
St. Louis, MO 63101
(314) 342-3400

Peabody America, Inc.	Delaware	93-1116066	701 Market Street,
Suite 720
St. Louis, MO 63101-1826
(314) 342-3400

Peabody Archveyor, LLC	Delaware	43-1898535	701 Market Street
Suite 751
St. Louis, MO 63101
(314) 342-3400

Peabody Arclar Mining, LLC	Indiana	31-1566354	420 Long Lane Road
Equality, IL 62934
(618) 273-4314

Peabody Bear Run Mining, LLC	Delaware	26-3582291	701 Market Street
Suite 802
St. Louis, MO 63101
(314) 342-3400

Peabody Bear Run Services, LLC	Delaware	26-3725923	701 Market Street
Suite 820
St. Louis, MO 63101
(314) 342-3400

Peabody Cardinal Gasification, LLC	Delaware	20-5047955	701 Market Street
Suite 931
St. Louis, MO 63101
(314) 342-3400

Peabody COALSALES, LLC	Delaware	20-1759740	701 Market Street
Suite 831
St. Louis, MO 63101
(314) 342-3400

Peabody COALTRADE International (CTI), LLC	Delaware	20-1435716	701 Market Street
Suite 836
St. Louis, MO 63101
(314) 342-3400

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Co-Registrant	Incorporation or	Identification	Co-Registrant’s Principal
as Specified in its Charter	Organization	Number	Executive Offices

Peabody COALTRADE, LLC	Delaware	43-1666743	701 Market Street
Suite 835
St. Louis, MO 63101
(314) 342-3400

Peabody Colorado Operations, LLC	Delaware	20-2561644	701 Market Street
Suite 832
St. Louis, MO 63101
(314) 342-3400

Peabody Colorado Services, LLC	Delaware	26-3723774	701 Market Street
Suite 813
St. Louis, MO 63101
(314) 342-3400

Peabody Coulterville Mining, LLC	Delaware	20-0217834	701 Market Street
Suite 723
St. Louis, MO 63101
(314) 342-3400

Peabody Development Company, LLC	Delaware	43-1265557	701 Market Street
Suite 970
St. Louis, MO 63101
(314) 342-3400

Peabody Electricity, LLC	Delaware	20-3405744	701 Market Street
Suite 784
Louis, MO 63101
(314) 342-3400

Peabody Employment Services, LLC	Delaware	26-3730348	701 Market Street Suite 808 St. Louis, MO 63101 (314) 342-3400

Peabody Energy Generation Holding Company	Delaware	73-1625891	St. Louis, MO 63101 Suite 930
701 Market Street
Suite 930
(314) 342-3400

Peabody Energy Investments, Inc.	Delaware	68-0541702	701 Market Street
Suite 717
St. Louis, MO 63101
(314) 342-3400

Peabody Energy Solutions, Inc.	Delaware	43-1753832	701 Market Street,
Suite 845
St. Louis, MO 63101
(314) 342-3400

Peabody Gateway North Mining, LLC	Delaware	27-2294407	701 Market Street
Suite 817
St. Louis, MO 63101
(314) 342-3400

Peabody Gateway Services, LLC	Delaware	26-3724075	701 Market Street
Suite 817
St. Louis, MO 63101
(314) 342-3400

Peabody Holding Company, LLC	Delaware	74-2666822	701 Market Street,
Suite 741
St. Louis, MO 63101
(314) 342-3400

Peabody Illinois Services, LLC	Delaware	26-3722638	701 Market Street
Suite 811
St. Louis, MO 63101
(314) 342-3400

Peabody Indiana Services, LLC	Delaware	26-3724339	701 Market Street
Suite 818
St. Louis, MO 63101
(314) 342-3400

Peabody International Investments, Inc.	Delaware	26-361182	701 Market Street
Suite 703
St. Louis, MO 63101
(314) 342-3400

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Co-Registrant	Incorporation or	Identification	Co-Registrant’s Principal
as Specified in its Charter	Organization	Number	Executive Offices

Peabody International Services, Inc.	Delaware	20-8340434	701 Market Street
Suite 783
St. Louis, MO 63101
(314) 342-3400

Peabody Investments Corp.	Delaware	20-0480084	701 Market Street
Suite 707
St. Louis, MO 63101
(314) 342-3400

Peabody Midwest Management Services, LLC	Delaware	26-3726045	701 Market Street Suite 816
St. Louis, MO 63101
(314) 342-3400

Peabody Midwest Mining, LLC	Indiana	35-1799736	P.O. Box 312
Evansville, IN 47702
(812) 424-9000

Peabody Midwest Operations, LLC	Delaware	20-3405619	701 Market Street
Suite 744
St. Louis, MO 63101
(314) 342-3400

Peabody Midwest Services, LLC	Delaware	26-3722194	701 Market Street
Suite 810
St. Louis, MO 63101
(314) 342-3400

Peabody Natural Gas, LLC	Delaware	43-1890836	701 Market Street
Suite 740
St. Louis, MO 63101
(314) 342-3400

Peabody Natural Resources Company	Delaware	51-0332232	701 Market Street,
Suite 718
St. Louis, MO 63101
(314) 342-3400

Peabody New Mexico Services, LLC	Delaware	20-8162939	701 Market Street,
St. Louis, MO 63101
(314) 342-3400

Peabody Operations Holding, LLC	Delaware	26-3723890	701 Market Street
Suite 815
St. Louis, MO 63101
(314) 342-3400

Peabody Powder River Operations, LLC	Delaware	20-3405797	701 Market Street
Suite 876
St. Louis, MO 63101
(314) 342-3400

Peabody Powder River Services, LLC	Delaware	26-3725850	701 Market Street
Suite 876
St. Louis, MO 63101
(314) 342-3400

Peabody PowerTree Investments, LLC	Delaware	20-0116980	701 Market Street
Suite 954
St. Louis, MO 63101
(314) 342-3400

Peabody Recreational Lands, LLC	Delaware	43-1898382	701 Market Street
Suite 920
St. Louis, MO 63101
(314) 342-3400

Peabody Rocky Mountain Management Services, LLC	Delaware	26-3725390	701 Market Street Suite 823
St. Louis, MO 63101
(314) 342-3400

Peabody Rocky Mountain Services, LLC	Delaware	20-8162706	701 Market Street
Suite 767
St. Louis, MO 63101
(314) 342-3400

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Co-Registrant	Incorporation or	Identification	Co-Registrant’s Principal
as Specified in its Charter	Organization	Number	Executive Offices

Peabody Services Holding, LLC	Delaware	26-3726126	701 Market Street
Suite 814
St. Louis, MO 63101
(314) 342-3400

Peabody Southwest, LLC	Delaware	20-5744732	701 Market Street
Suite 756
St. Louis, MO 63101
(314) 342-3400

Peabody Southwestern Coal Company	Delaware	43-1898372	St. Louis, MO 63101-1826
701 Market Street
Suite 739
(314) 342-3400

Peabody Terminal Holding Company, Inc.	Delaware	26-1087816	701 Market Street
Suite 796
St. Louis, MO 63101
(314) 342-3400

Peabody Terminals, LLC	Delaware	31-1035824	701 Market Street,
Suite 712
St. Louis, MO 63101
(314) 342-3400

Peabody Twentymile Mining, LLC	Delaware	95-3811846	701 Market Street,
Suite 731
St. Louis, MO 63101-1826
(314) 342-3400

Peabody Venezuela Coal Corp.	Delaware	43-1609813	701 Market Street,
Suite 715
St. Louis, MO 63101-1826
(314) 342-3400

Peabody Venture Fund, LLC	Delaware	20-3405779	701 Market Street
St. Louis, MO 63101
(314) 342-3400

Peabody-Waterside Development, LLC	Delaware	75-3098342	701 Market Street
Suite 921
St. Louis, MO 63101
(314) 342-3400

Peabody Western Coal Company	Delaware	86-0766626	P.O. Box 605
Kayenta, AZ 86033
(928) 677-3201

Peabody Wild Boar Mining, LLC	Delaware	26-3730759	701 Market Street
Suite 824
St. Louis, MO 63101
(314) 342-3400

Peabody Wild Boar Services, LLC	Delaware	26-3725591	701 Market Street
Suite 824
St. Louis, MO 63101
(314) 342-3400

Peabody Wyoming Services, LLC	Delaware	26-3723001	701 Market Street
Suite 812
St. Louis, MO 63101
(314) 342-3400

PEC Equipment Company, LLC	Delaware	20-0217950	701 Market Street
Suite 726
St. Louis, MO 63101
(314) 342-3400

Point Pleasant Dock Company, LLC	Delaware	20-0117005	701 Market Street
Suite 708
St. Louis, MO 63101
(314) 342-3400

Pond River Land Company	Delaware	73-1625893	701 Market Street
Suite 771
St. Louis, MO 63101
(314) 342-3400

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Co-Registrant	Incorporation or	Identification	Co-Registrant’s Principal
as Specified in its Charter	Organization	Number	Executive Offices

Porcupine Production, LLC	Delaware	43-1898379	701 Market Street
Suite 752
St. Louis, MO 63101
(314) 342-3400

Porcupine Transportation, LLC	Delaware	43-1898380	701 Market Street
Suite 753
St. Louis, MO 63101
(314) 342-3400

Powder River Coal, LLC	Delaware	43-0996010	1013 East Boxelder
Gillette, WY 82718
(307) 687-6900

Riverview Terminal Company	Delaware	13-2899722	14062 Denver West Parkway
Suite 110
Golden, CO 80401-3301
(606) 739-5752

Sage Creek Coal Company, LLC	Delaware	26-3730653	701 Market Street
Suite 803
St. Louis, MO 63101
(314) 342-3400

Sage Creek Holdings, LLC	Delaware	26-3286872	701 Market Street
Suite 801
St. Louis, MO 63101
(314) 342-3400

School Creek Coal Company, LLC	Delaware	20-2902073	701 Market Street
Suite 738
St. Louis, MO 63101
(314) 342-3400

School Creek Coal Resources, LLC	Delaware	20-3585831	701 Market Street
Suite 742
St. Louis, MO 63101
(314) 342-3400

Seneca Coal Company, LLC	Delaware	84-1273892	Drawer D
Hayden, CO 81639
(970) 276-3707

Shoshone Coal Corporation	Delaware	25-1336898	701 Market Street
Suite 734
St. Louis, MO 63101
(314) 342-3400

Star Lake Energy Company, L.L.C.	Delaware	43-1898533	701 Market Street
Suite 951
St. Louis, MO 63101
(314) 342-3400

Sugar Camp Properties, LLC	Indiana	35-2130006	7100 Eagle Crest Blvd.
Evansville, IN 47715
(812) 424-9000

Thoroughbred Generating Company, LLC	Delaware	43-1898534	701 Market Street
Suite 780
St. Louis, MO 63101
(314) 342-3400

Thoroughbred Mining Company, LLC	Delaware	73-1625889	701 Market Street
Suite 721
St. Louis, MO 63101
(314) 342-3400

Twentymile Coal, LLC	Delaware	95-3811846	701 Market Street
Suite 731
St. Louis, MO 63101
(314) 342-3400

West Roundup Resources, LLC	Delaware	20-2561489	701 Market Street
Suite 736
St. Louis, MO 63101
(314) 342-3400

Address, Including Zip Code,
	State or Other		and Telephone Number,
	Jurisdiction of	IRS Employer	Including Area Code, of
Exact Name of Co-Registrant	Incorporation or	Identification	Co-Registrant’s Principal
as Specified in its Charter	Organization	Number	Executive Offices

Williams Fork Coal Company, LLC	Delaware	20-8162742	701 Market Street
Suite 766
St. Louis, MO 63101
(314) 342-3400

Wyoming Natural Gas, LLC	Delaware	20-5744610	701 Market Street
Suite 752
St. Louis, MO 63101
(314) 342-3400

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table reflects an itemization of all fees and expenses, other than underwriting discounts and commissions, incurred or expected to be incurred by Peabody Energy Corporation in connection with the issuance and distribution of the securities being registered hereby. All but the Securities and Exchange Commission registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees’ fees and expenses	(2)
Printing and engraving fees	(2)
Blue Sky fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r), the Registrants elect to defer payment of all of the registration fees, except for $178,422.50, which is the remainder of (i) an initial registration fee of $353,100 paid to the SEC with respect to $3,000,000,000 aggregate initial offering price of securities of the Registrants previously registered yet unissued under the Registration Statement on Form S-3 (No. 333-124749) of the Registrants filed on May 9, 2005, minus (ii) a subsequent registration fee of $174,677.50 due to the SEC and offset against the $353,100, with respect to $900,000,000 aggregate initial offering price of securities of the Registrants issued on October 12, 2006 and $732,500,000 aggregate initial offering price of securities of the Registrants issued on December 20, 2006, each under the Registration Statement on Form S-3 (No. 333-136108) of the Registrants filed on July 28, 2006. Pursuant to Rule 457(p), such remaining unutilized filing fee of $178,422.50 paid with respect to Registration Statement No. 333-124749 will be used to offset the registration fee payable in the future with respect to the first $3,197,535,842 aggregate initial offering price of securities (calculated utilizing the fee rate applicable on the date hereof of $55.80 per million dollars) offered with respect to this Registration Statement. Any additional registration fees will be paid subsequently in advance or on a pay-as-you-go basis.

(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Delaware
Delaware Corporation Registrants
     Peabody Energy Corporation, Arid Operations, Inc., Big Sky Coal Company, BTU Western Resources, Inc., Colorado Yampa Coal Company, Cottonwood Land Company, Cyprus Creek Land Company, Gallo Finance Company, Highwall Mining Services Company, Juniper Coal Company, Kayenta Mobile Home Park, Inc., Midwest Coal Acquisition Corp., Peabody America, Inc., Peabody Energy Generation Holding Company, Peabody Energy Investments, Inc., Peabody Energy Solutions, Inc., Peabody International Investments, Inc., Peabody International Services, Inc., Peabody Investments Corp., Peabody Natural Resources Company, Peabody Southwestern Coal Company, Peabody Terminal Holding Company, Inc., Peabody Venezuela Coal Corp., Peabody Western Coal Company, Pond River Land Company, Riverview Terminal Company and Shoshone Coal Corporation (the “Delaware Corporation Registrants”) are incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.
     Article Sixth of our third amended and restated certificate of incorporation (as amended) and Article IV of our amended and restated by-laws requires indemnification to the fullest extent permitted by Delaware law. Our third amended and restated certificate of incorporation (as amended) requires indemnification and the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding. Similar provisions are contained in the certificate of incorporation and/or bylaws of the other Delaware Corporation Registrants.
     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director’s duty of loyalty to the company or its stockholders. Article Sixth of our third amended and restated certificate of incorporation (as amended) includes such a provision.
     In connection with our existing indemnification procedures and policies and the rights provided for by our third amended and restated certificate of incorporation (as amended) and amended and restated by-laws, we have executed indemnification agreements with our directors and executive officers.
     Pursuant to those agreements, to the fullest extent permitted by the laws of the State of Delaware, we have agreed to indemnify those persons against any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the indemnified person is or was or has agreed to serve at our request as a director, officer, employee or agent, or while serving as our director or officer, is or was serving or has agreed to serve at our request as a director, officer, employee or agent (which, for purposes of the indemnification agreements, includes a trustee, partner, manager or a position of similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The indemnification provided by these agreements is from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with the action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnified person’s conduct was unlawful.

     We have obtained officers’ and directors’ liability insurance which insures against liabilities that our officers and directors, in such capacities, may incur.
Delaware LLC Registrants
     American Land Development, LLC, American Land Holdings of Colorado, LLC, American Land Holdings of Illinois, LLC, American Land Holdings of Indiana, LLC, American Land Holdings of Kentucky, LLC, American Land Holdings of West Virginia, LLC, BTU Empire Company, LLC, Caballo Coal, LLC, Caballo Grande, LLC, Caseyville Dock Company, LLC, Central States Coal Reserves of Illinois, LLC, Central States Coal Reserves of Indiana, LLC, Coal Reserves Holding Limited Liability Company No 1., COALSALES II, LLC, Conservancy Resources, LLC, Cyprus Creek Land Resources, LLC, Dyson Creek Coal Company, LLC, Dyson Creek Mining Company, LLC, El Segundo Coal Company, LLC, Elkland Holdings, LLC, Gold Fields Chile, LLC, Gold Fields Mining, LLC, Gold Fields Ortiz, LLC, Hayden Gulch Terminal, LLC, Hillside Recreational Lands, LLC, HMC Mining, LLC, Independence Material Handling, LLC, James River Coal Terminal, LLC, Kentucky Syngas, LLC, Lively Grove Energy, LLC, Lively Grove Energy Partners, LLC, Marigold Electricity, LLC, Midwest Coal Reserves of Illinois, LLC, Midwest Coal Reserves of Indiana, LLC, Mustang Energy Company, LLC, New Mexico Coal Resources, LLC, New Mexico Services, LLC, Peabody Archveyor, LLC, Peabody Bear Run Mining, LLC, Peabody Bear Run Services, LLC, Peabody Cardinal Gasification, LLC, Peabody COALSALES, LLC, Peabody COALTRADE International (CTI), LLC, Peabody COALTRADE, LLC, Peabody Colorado Operations, LLC, Peabody Colorado Services, LLC, Peabody Coulterville Mining, LLC, Peabody Development Company, LLC, Peabody Electricity, LLC, Peabody Employment Services, LLC, Peabody Gateway North Mining, LLC, Peabody Gateway Services, LLC, Peabody Holding Company, LLC, Peabody Illinois Services, LLC, Peabody Indiana Services, LLC, Peabody Midwest Management Services, LLC, Peabody Midwest Operations, LLC, Peabody Midwest Services, LLC, Peabody Natural Gas, LLC, Peabody New Mexico Services, LLC, Peabody Operations Holding, LLC, Peabody Powder River Operations, LLC, Peabody Powder River Services, LLC, Peabody PowerTree Investments, LLC, Peabody Recreational Lands, LLC, Peabody Rocky Mountain Management Services, LLC, Peabody Rocky Mountain Services, LLC, Peabody Services Holding, LLC, Peabody Southwest, LLC, Peabody Terminals, LLC, Peabody Twentymile Mining, LLC, Peabody Venture Fund, LLC, Peabody-Waterside Development, LLC, Peabody Wild Boar Mining, LLC, Peabody Wild Boar Services, LLC, Peabody Wyoming Services, LLC, PEC Equipment Company, LLC, Point Pleasant Dock Company, LLC, Porcupine Production, LLC, Porcupine Transportation, LLC, Powder River Coal, LLC, Sage Creek Coal Company, LLC, Sage Creek Holdings, LLC, School Creek Coal Company, LLC, School Creek Coal Resources, LLC, Seneca Coal Company, LLC, Star Lake Energy Company, LLC, Thoroughbred Generating Company, LLC, Thoroughbred Mining Company, LLC, Twentymile Coal, LLC, West Roundup Resources, LLC, Williams Fork Coal Company, LLC and Wyoming Natural Gas, LLC (the “Delaware LLC Registrants”) are organized in the State of Delaware. Delaware limited liability companies are permitted by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the respective limited liability company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise.
     The Operating Agreements of the Delaware LLC Registrants generally provide that the company shall indemnify the member, each director, manager, officer, employee, shareholder, controlling person, agent and representative of the LCC or the member with respect to claims arising out of or incidental to the business or activities related to the LLC, if such indemnitee determined in good faith that such conduct was in the best interest of the LLC and such indemnitee’s conduct did not constitute fraud, gross negligence or willful misconduct and was within the scope of the indemnitee’s authority.
     Each Delaware limited liability company may purchase and maintain insurance on behalf of any director or officer of such limited liability company against any liability asserted against such person, whether or not such limited liability company would have the power to indemnify such person against such liability under the respective provisions of the limited liability company agreement or otherwise.
Indiana
Indiana LLC Registrants
     Falcon Coal Company, LLC, Peabody Arclar Mining, LLC, Peabody Midwest Mining, LLC and Sugar Camp Properties, LLC (the “Indiana LLC Registrants”) are organized in the State of Indiana. Section 23-18-2-2 of the Indiana Business Flexibility Act (“Indiana LLC Law”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of an action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of the Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.
     The Operating Agreement of Peabody Arclar Mining, LLC provides that the company shall indemnify each officer with respect to liabilities to which such person is, or is threatened to be made, a party because such person is or was serving at the request of the company as an officer of the company, or is or was serving at the request of the company as a director, officer, partner, member, employee or agent of another entity, provided that the officer acted in good faith and in a manner reasonably believed by the officer to be in the best interests of the company or, in the case of a criminal proceeding, the officer had no reasonable cause to believe that the conduct was unlawful.
     The Operating Agreements of the other Indiana LLC Registrants provide that the company shall indemnify the member, each director, manager, officer, employee, shareholder, controlling person, agent and representative of the LCC or the member with respect to claims arising out of or incidental to the business or activities related to the LLC, if such indemnitee determined in good faith that such conduct was in the best interest of the LLC and such indemnitee’s conduct did not constitute fraud, gross negligence or willful misconduct and was within the scope of the indemnitee’s authority.
Illinois
Illinois Corporation Registrants
     Big Ridge, Inc., Century Mineral Resources, Inc. and Midco Supply and Equipment Company (the “Illinois Corporation Registrants”) are incorporated in the State of Illinois. The bylaws of Big Ridge, Inc. and Century Mineral Resources, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Illinois Business Corporation Act (“IBCA”), as amended, as it currently exists or may hereafter be amended.
     Section 8.75 of the IBCA provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys’ fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys’ fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation. The indemnification provided for by the IBCA is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the IBCA.
Illinois LLC Registrants
     Black Hills Mining Company LLC and Illinois Land Holdings, LLC (the “Illinois LLC Registrants”) are organized in the State of Illinois.
     The Operating Agreement of Black Hills Mining Company, LLC provides that the company shall indemnify each director, officer and member with respect to claims arising by reason of any acts, omissions, or alleged acts or omissions arising out of the indemnified party’s activities on behalf of the company or in furtherance of the interests of the company, if such acts, omissions, or alleged acts or omissions were for a purpose reasonably believed to be in the best interests of the company and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence by such indemnified party, and were not in violation of the indemnified party’s fiduciary obligations to the company.
     The Operating Agreement of Illinois Land Holdings, LLC provides that the company shall indemnify the member, each director, manager, officer, employee, shareholder, controlling person, agent and representative of the LCC or the member with respect to claims arising out of or incidental to the business or activities related to the LLC, if such indemnitee determined in good faith that such conduct was in the best interests of the LLC and such indemnitee’s conduct did not constitute fraud, gross negligence or willful misconduct and was within the scope of the indemnitee’s authority.
Item 16.
     (a) Exhibits

Exhibit
No.	Description of Exhibit
1.1**	Form of Underwriting Agreement (Debt)

1.2**	Form of Underwriting Agreement (Equity)

1.3**	Form of Underwriting Agreement (Preferred Stock)

1.4**	Form of Underwriting Agreement (Units)

1.5**	Form of Underwriting Agreement (Warrants)

4.1	Rights Agreement, dated as of July 24, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designations of Series A Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C) (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on July 24, 2002)

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on July 24, 2002 (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed on July 24, 2002)

4.3	Certificate of Adjustment delivered by the Registrant to Equiserve Trust Company, NA., as Rights Agent, on March 29, 2005 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on March 29, 2005)

4.4	Certificate of Adjustment delivered by the Registrant to American Stock Transfer & Trust Company, as Rights Agent, on February 22, 2006 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on February 22, 2006)

4.5	Specimen of stock certificate representing the Registrant’s common stock, $.01 par value (incorporated by reference to Exhibit 4.13 of the Registrant’s Form S-1/A Registration Statement No. 333-55412, filed on May 1, 2001)

4.6	6 7/8% Senior Notes Due 2013 Indenture dated as of March 21, 2003 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.27 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 13, 2003)

4.7	6 7/8% Senior Notes Due 2013 First Supplemental Indenture dated as of May 7, 2003 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-4 Registration Statement No. 333-106208, filed on June 17, 2003)

4.8	6 7/8% Senior Notes Due 2013 Second Supplemental Indenture dated as of September 30, 2003 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.198 of the Registrant’s Form S-3 Registration Statement No. 333-109906, filed on October 22, 2003)

4.9	6 7/8% Senior Notes Due 2013 Third Supplemental Indenture, dated as of February 24, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.211 of the Registrant’s Form S-3/A Registration Statement No. 333-109906, filed on March 4, 2004)

Exhibit
No.	Description of Exhibit
4.10	6 7/8% Senior Notes Due 2013 Fourth Supplemental Indenture, dated as of April 22, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 10.57 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004)

4.11	6 7/8% Senior Notes Due 2013 Fifth Supplemental Indenture, dated as of October 18, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005)

4.12	6 7/8% Senior Notes Due 2013 Sixth Supplemental Indenture dated as of January 20, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005)

4.13	6 7/8% Senior Notes Due 2013 Seventh Supplemental Indenture, dated as of September 30, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (as defined therein) (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 8, 2005)

4.14	6 7/8% Senior Notes Due 2013 Eighth Supplemental Indenture, dated as of January 20, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.14 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 6, 2006)

4.15	6 7/8% Senior Notes Due 2013 Ninth Supplemental Indenture, dated as of June 13, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.16	6 7/8% Senior Notes Due 2013 Tenth Supplemental Indenture, dated as of June 30, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.17	6 7/8% Senior Notes Due 2013 Eleventh Supplemental Indenture, dated as of September 29, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 7, 2006)

4.18	6 7/8% Senior Notes Due 2013 Twelfth Supplemental Indenture, dated as of November 10, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.18 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

Exhibit
No.	Description of Exhibit
4.19	6 7/8% Senior Notes Due 2013 Thirteenth Supplemental Indenture, dated as of January 31, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.19 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.20	6 7/8% Senior Notes Due 2013 Fourteenth Supplemental Indenture, dated as of June 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007)

4.21	6 7/8% Senior Notes Due 2013 Fifteenth Supplemental Indenture, dated as of November 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.21 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

4.22	6 7/8% Senior Notes Due 2013 Eighteenth Supplemental Indenture, dated as of March 13, 2010, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009)

4.23	5 7/8% Senior Notes Due 2016 Indenture dated as of March 19, 2003 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.12 of the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004, filed on May 10, 2004)

4.24	5 7/8% Senior Notes Due 2016 First Supplemental Indenture dated as of March 23, 2004 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated March 23, 2004)

4.25	5 7/8% Senior Notes Due 2016 Second Supplemental Indenture, dated as of April 22, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 10.58 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004)

4.26	5 7/8% Senior Notes Due 2016 Third Supplemental Indenture, dated as of October 18, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005)

4.27	5 7/8% Senior Notes Due 2016 Fourth Supplemental Indenture, dated as of January 20, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005)

4.28	5 7/8% Senior Notes Due 2016 Fifth Supplemental Indenture, dated as of September 30, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 8, 2005)

Exhibit
No.	Description of Exhibit
4.29	5 7/8% Senior Notes Due 2016 Sixth Supplemental Indenture, dated as of January 20, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.21 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 6, 2006)

4.30	5 7/8% Senior Notes Due 2016 Seventh Supplemental Indenture, dated as of June 13, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.31	5 7/8% Senior Notes Due 2016 Eighth Supplemental Indenture, dated as of June 30, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.32	5 7/8% Senior Notes Due 2016 Ninth Supplemental Indenture, dated as of September 29, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 7, 2006)

4.33	5 7/8% Senior Notes Due 2016 Twelfth Supplemental Indenture, dated as of November 10, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.30 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.34	5 7/8% Senior Notes Due 2016 Fifteenth Supplemental Indenture, dated as of January 31, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.31 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.35	5 7/8% Senior Notes Due 2016 Eighteenth Supplemental Indenture, dated as of June 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007)

4.36	5 7/8% Senior Notes Due 2016 Twenty-First Supplemental Indenture, dated as of November 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.35 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

4.37	5 7/8% Senior Notes Due 2016 Thirtieth Supplemental Indenture, dated as of March 13, 2010, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 7, 2010)

4.38	7 3/8% Senior Notes due 2016 Tenth Supplemental Indenture, dated as of October 12, 2006 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed October 13, 2006)

Exhibit
No.	Description of Exhibit
4.39	7 3/8% Senior Notes due 2016 Thirteenth Supplemental Indenture, dated as of November 10, 2006 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.33 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.40	7 3/8% Senior Notes due 2016 Sixteenth Supplemental Indenture, dated as of January 31, 2007 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.34 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.41	7 3/8% Senior Notes due 2016 Nineteenth Supplemental Indenture, dated as of June 14, 2007 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007)

4.42	7 3/8% Senior Notes due 2016 Twenty-Second Supplemental Indenture, dated as of November 14, 2007 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.40 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

4.43	7 3/8% Senior Notes due 2016 Thirty-First Supplemental Indenture, dated as of March 13, 2009, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009)

4.44	7 7/8% Senior Notes due 2026 Eleventh Supplemental Indenture, dated as of October 12, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed on October 13, 2006)

4.45	7 7/8% Senior Notes due 2026 Fourteenth Supplemental Indenture, dated as of November 10, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.36 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.46	7 7/8% Senior Notes due 2026 Seventeenth Supplemental Indenture, dated as of January 31, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.37 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.47	7 7/8% Senior Notes due 2026 Twentieth Supplemental Indenture, dated as of June 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007)

4.48	7 7/8% Senior Notes due 2026 Twenty-Third Supplemental Indenture, dated as of November 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.45 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

Exhibit
No.	Description of Exhibit
4.49	7 7/8% Senior Notes due 2026 Thirty-Second Supplemental Indenture, dated as of March 13, 2009, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009)

4.50	Subordinated Indenture, dated as of December 20, 2006, between the Registrant and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed on December 20, 2006)

4.51	4.75% Convertible Junior Subordinated Debentures Due 2066 First Supplemental Indenture, dated as December 20, 2006, among the Registrant and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed on December 20, 2006)

4.52	Capital Replacement Covenant dated December 19, 2006 (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed on December 20, 2006)

4.53	Notice of Adjustment of Conversion Rate of 4.75% Convertible Junior Subordinated Debentures Due 2066, dated November 26, 2007 (Incorporated by reference to Exhibit 4.49 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

4.54	Notice of Adjustment of Conversion Rate of 4.75% Convertible Junior Subordinated Debentures Due 2066, dated February 8, 2009 (Incorporated by reference to Exhibit 4.5 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009)

4.55	Form of Senior Security (Incorporated by reference to Exhibit 4.24 of the Registrant’s Registration Statement on Form S-3 filed on July 28, 2006)

4.56	Form of Subordinated Security (included in Exhibit 4.50)

4.57**	Form of Warrant Agreement

4.58**	Form of preferred stock share certificate

5	Opinion of Simpson Thacher & Bartlett LLP

12*	Computation in support of ratio of earnings to fixed charges

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24*	Power of Attorney (included on signature pages)

25*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the indenture with respect to the senior debt securities

26*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the indenture with respect to the subordinated debt securities

*	Previously filed as an exhibit to the Registration Statement.

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri as of June 1, 2010.

PEABODY ENERGY CORPORATION
By:	*
Gregory H. Boyce
Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Gregory H. Boyce	Chairman and Chief Executive Officer (Principal Executive Officer)

* Michael C. Crews	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

*	Director
William A. Coley

*	Director
William E. James

*	Director
Robert B. Karn III

*	Director
M. Frances Keeth

*	Director
Henry E. Lentz

*	Director
Robert A. Malone

*	Director
William C. Rusnack

*	Director
John F. Turner

Signature	Title

*	Director
Sandra Van Trease

*	Director
Alan H. Washkowitz

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

AMERICAN LAND DEVELOPMENT, LLC By: PEABODY INVESTMENTS CORP., its Sole Member
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

AMERICAN LAND HOLDINGS OF COLORADO, LLC By: AMERICAN LAND DEVELOPMENT, LLC, its Sole Member
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

AMERICAN LAND HOLDINGS OF ILLINOIS, LLC By: AMERICAN LAND DEVELOPMENT, LLC, its Sole Member
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

AMERICAN LAND HOLDINGS OF INDIANA, LLC
By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

AMERICAN LAND HOLDINGS OF KENTUCKY, LLC
By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

AMERICAN LAND HOLDINGS OF WEST VIRGINIA, LLC
By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

ARID OPERATIONS, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

BIG RIDGE, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Kemal Williamson	President and Director

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* Richard A. Navarre	Director

* Charles A. Burggraf	Director

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

BIG SKY COAL COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Jeane L. Hull	President and Director

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* Richard A. Navarre	Director

* Mark R. Yingling	Director

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

BLACK HILLS MINING COMPANY, LLC

By:	PEABODY MIDWEST OPERATIONS, LLC its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Charles A. Burggraf	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

BTU EMPIRE COMPANY, LLC

By:	PEABODY COLORDO OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Walter J. Scheller III	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

BTU WESTERN RESOURCES, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Jeane L. Hull	President and Director

* Walter L. Hawkins, Jr.	Senior Vice President, Treasurer and Director

* Richard A. Navarre	Director

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

CABALLO COAL, LLC

By:	POWDER RIVER COAL, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Jeane L. Hull	President and Director

* Walter L. Hawkins, Jr.	Senior Vice President, Treasurer and Director

* Richard A. Navarre	Director

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

CABALLO GRANDE, LLC
By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Gregory H. Boyce, Richard A. Navarre, Michael C. Crews, Alexander C. Schoch and Kenneth L. Wagner, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

/s/ DIANNA K. TICKNER	President
Dianna K. Tickner

/s/ WALTER L. HAWKINS, JR.	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

CASEYVILLE DOCK COMPANY, LLC
By:	PEABODY MIDWEST OPERATIONS, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Charles A. Burggraf

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
By:	AMERICAN LAND HOLDINGS OF
ILLINOIS, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

CENTRAL STATES COAL RESERVES OF INDIANA, LLC
By:	AMERICAN LAND HOLDINGS OF INDIANA, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

CENTURY MINERAL RESOURCES, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Terry L. Bethel

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

COAL RESERVES HOLDING LIMITED LIABILITY COMPANY NO. 1,
By:	COTTONWOOD LAND COMPANY,
its Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

By:	CENTRAL STATES COAL RESRVES OF
ILLINOIS, LLC, its Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

COALSALES II, LLC
By:	PEABODY COALSALES, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Bryan A. Galli

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

COLORADO YAMPA COAL COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Walter J. Scheller III

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	Director
Kemal Williamson

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

CONSERVANCY RESOURCES, LLC
By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

COTTONWOOD LAND COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Richard A. Navarre

*	Senior Vice President, Treasurer,
Walter L. Hawkins, Jr.	and Director

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

CYPRUS CREEK LAND COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
James C. Sevem

*	Director
Terry L. Bethel

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

CYPRUS CREEK LAND RESOURCES, LLC

By:	AMERICAN LAND DEVELOPMENT, LLC, its Sole Member

By:	* Walter L. Hawkins, Jr. Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

DYSON CREEK COAL COMPANY, LLC

By:	AMERICAN LAND DEVELOPMENT, LLC, its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

DYSON CREEK MINING COMPANY, LLC

By:	PEABODY MIDWEST OPERATIONS, LLC, its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Charles A. Burggraf	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

EL SEGUNDO COAL COMPANY, LLC

By:	NEW MEXICO COAL RESOURCES, LLC, its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Guy B. Brown	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

ELKLAND HOLDINGS, LLC

By:	PEABODY HOLDING COMPANY, LLC, its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Terry L. Bethel	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

FALCON COAL COMPANY, LLC

By:	PEABODY MIDWEST MINING, LLC, its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Charles A. Burggraf	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

GALLO FINANCE COMPANY

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Guy B. Brown	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* Richard A. Navarre	Director

* Kemal Williamson	Director

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

GOLD FIELDS CHILE, LLC

By:	GOLD FIELDS MINING, LLC, its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

GOLD FIELDS MINING, LLC
By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

GOLD FIELDS ORTIZ, LLC
By:	GOLD FIELDS MINING, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

HAYDEN GULCH TERMINAL, LLC
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Walter J. Scheller III

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

* Kemal Williamson	Director

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

HIGHWALL MINING SERVICES COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

HILLSIDE RECREATIONAL LANDS, LLC
By:	AMERICAN LAND HOLDINGS OF ILLINOIS, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

HMC MINING, LLC
By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

ILLINOIS LAND HOLDINGS, LLC
By:	AMERICAN LAND HOLDINGS OF ILLINOIS, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

INDEPENDENCE MATERIAL HANDLING, LLC
BY:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

JAMES RIVER COAL TERMINAL, LLC
BY:	PEABODY TERMINALS, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Bryan A. Galli

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

JUNIPER COAL COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Terry L. Bethel

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

KAYENTA MOBILE HOME PARK, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Guy B. Brown

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	Director
Kemal Williamson

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

KENTUCKY SYNGAS, LLC

By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Charles F. Meintjes

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

LIVELY GROVE ENERGY, LLC

By: PEABODY ELECTRICITY, LLC, its Sole Member
By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Gregory H. Boyce, Richard A. Navarre, Michael C. Crews, Alexander C. Schoch and Kenneth L. Wagner, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

/s/ DIANNA K. TICKNER Dianna K. Tickner	President

/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

LIVELY GROVE ENERGY PARTNERS, LLC

By: PEABODY ELECTRICITY, LLC, its Sole Member
By: *
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Charles F. Meintjes	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

MARIGOLD ELECTRICITY, LLC

By: PEABODY INVESTMENTS CORP., its Sole Member
By: *
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Charles F. Meintjes	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

MIDCO SUPPLY AND EQUIPMENT COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Christopher J. Hagedorn

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

MIDWEST COAL ACQUISITION CORP.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Charles A. Burggraf

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	Director
Kemal Williamson

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

MIDWEST COAL RESERVES OF ILLINOIS, LLC
By:	AMERICAN LAND HOLDINGS OF ILLINOIS, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

MIDWEST COAL RESERVES OF INDIANA, LLC
By:	AMERICAN LAND HOLDINGS OF INDIANA, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

MUSTANG ENERGY COMPANY, LLC
By:	PEABODY ELECTRICITY, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Charles F. Meintjes	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

NEW MEXICO COAL RESOURCES, LLC
By:	PEABODY INVESTMENTS CORP., its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Guy B. Brown	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY AMERICA, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Guy B. Brown

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	Director
Kemal Williamson

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY ARCHVEYOR, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY ARCLAR MINING, LLC
By:	PEABODY MIDWEST MINING, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Mark Cavinder

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY BEAR RUN MINING, LLC
By:	PEABODY MIDWEST OPERATIONS, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Kemal Williamson

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY BEAR RUN SERVICES, LLC
By:	PEABODY MIDWEST SERVICES, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Kemal Williamson

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY CARDINAL GASIFICATION, LLC
By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Charles F. Meintjes

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY COALSALES, LLC By: PEABODY INVESTMENTS CORP., its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY COALTRADE INTERNATIONAL (CTI), LLC
By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Paul T. Demzik	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY COALTRADE, LLC
By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Stephen L. Miller	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY COLORADO OPERATIONS, LLC
By:	PEABODY OPERATIONS HOLDING, LLC
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Walter J. Scheller III	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY COLORADO SERVICES, LLC
By:	PEABODY SERVICES HOLDING, LLC
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Kemal Williamson	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY COULTERVILLE MINING, LLC

BY:	MIDWEST COAL ACQUISITION CORP.,
its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Charles A. Burggraf

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY DEVELOPMENT COMPANY, LLC

By:	PEABODY HOLDING COMPANY, LLC,
its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Richard A. Navarre

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY ELECTRICITY, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Charles F. Meintjes

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY EMPLOYMENT SERVICES, LLC
By:	/s/ WALTER L. HAWKINS, JR.
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Gregory H. Boyce, Richard A. Navarre, Michael C. Crews, Alexander C. Schoch and Kenneth L. Wagner, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

/s/ L. BRENT STOTTLEMYRE L. Brent Stottlemyre	President

/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY ENERGY GENERATION HOLDING COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Charles F. Meintjes

*	Senior Vice President, Treasurer and Director
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY ENERGY INVESTMENTS, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Dianna K. Tickner

*	Senior Vice President, Treasurer and Director
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	Director
Charles F. Meintjes

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY ENERGY SOLUTIONS, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Bryan A. Galli

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY GATEWAY NORTH MINING, LLC

By:	PEABODY MIDWEST OPERATIONS, LLC
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Senior Vice President and Treasurer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Gregory H. Boyce, Richard A. Navarre, Michael C. Crews, Alexander C. Schoch and Kenneth L. Wagner, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

/s/ CHARLES A. BURGGRAF	President
Charles A. Burggraf

/s/ WALTER L. HAWKINS, JR.	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY GATEWAY SERVICES, LLC

By:	PEABODY MIDWEST SERVICES, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr. Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Kemal Williamson

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY HOLDING COMPANY, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Gregory H. Boyce

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY ILLINOIS SERVICES, LLC

By:	PEABODY MIDWEST SERVICES, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr. Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Kemal Williamson

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY INDIANA SERVICES, LLC

By:	PEABODY MIDWEST SERVICES, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr. Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Kemal Williamson

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY INTERNATIONAL INVESTMENTS, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Richard A. Navarre

*	Senior Vice President, Treasurer and Director
Walter L. Hawkins, Jr.

*	Director
Paul T. Demzik

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri as of June 1, 2010.

PEABODY INTERNATIONAL SERVICES, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Julie A. Nadolny

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Sharon D. Fiehler

*	Director
Richard A. Navarre

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY INVESTMENTS CORP.
By:	*
Gregory H. Boyce
Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	Chairman and Chief Executive Officer
Gregory H. Boyce

*	Executive Vice President and Chief Financial Officer
Michael C. Crews

*	Director
Richard A. Navarre

*	Director
Eric Ford

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY MIDWEST MANAGEMENT SERVICES, LLC

By:	PEABODY MIDWEST SERVICES, LLC
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Kemal Williamson

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY MIDWEST MINING, LLC

By:	PEABODY MIDWEST OPERATIONS, LLC
Its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Charles A. Burggraf

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY MIDWEST OPERATIONS, LLC

By:	PEABODY OPERATIONS HOLDING, LLC,
its Sole Member

By:	* Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Charles A. Burggraf

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY MIDWEST SERVICES, LLC

By:	PEABODY SERVICES HOLDING, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Kemal Williamson

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY NATURAL GAS, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Jeane L. Hull

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY NATURAL RESOURCES COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director
Guy B. Brown

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	Director
Richard A. Navarre

*	Director
Kemal Williamson

*	By:	/s/ KENNETH L. WAGNER Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010 .

PEABODY NEW MEXICO SERVICES, LLC

By:	NEW MEXICO COAL RESOURCES, LLC
its Sole Member

By:	/s/ WALTER L. HAWKINS, JR. Walter L. Hawkins, Jr.
Senior Vice President and Treasurer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints Gregory H. Boyce, Richard A. Navarre, Michael C. Crews, Alexander C. Schoch and Kenneth L. Wagner, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

/s/ GUY B. BROWN	President
Guy B. Brown

/s/ WALTER L. HAWKINS, JR.	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY OPERATIONS HOLDING, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Eric Ford	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY POWDER RIVER OPERATIONS, LLC

By:	PEABODY OPERATIONS HOLDING, LLC,
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Jeane L. Hull	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY POWDER RIVER SERVICES, LLC

By:	PEABODY WYOMING SERVICES, LLC,
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Jeane L. Hull

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY POWERTREE INVESTMENTS, LLC

By:	PEABODY VENTURE FUND, LLC,
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Fredrick D. Palmer	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY RECREATIONAL LANDS, LLC

By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Terry L. Bethel	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY ROCKY MOUNTAIN MANAGEMENT SERVICES, LLC

By:	PEABODY COLORADO SERVICES, LLC,
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Kemal Williamson	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY ROCKY MOUNTAIN SERVICES, LLC

By:	PEABODY COLORADO SERVICES, LLC,
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Walter J. Scheller III	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY SERVICES HOLDING, LLC

By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Sharon D. Fiehler	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY SOUTHWEST, LLC

By:	PEABODY NATURAL GAS, LLC,
its Sole Member

By:	*

Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY SOUTHWESTERN COAL COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Guy B. Brown	President and Director

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* Kemal Williamson	Director

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri as of June 1, 2010.

PEABODY TERMINAL HOLDING COMPANY, INC.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President and Director

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer and Director

* Richard A. Navarre	Director

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY TERMINALS, LLC
BY:	PEABODY TERMINAL HOLDING COMPANY, INC.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Bryan A. Galli	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY TWENTYMILE MINING, LLC

By:	PEABODY COLORADO OPERATIONS, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Michael C. Crews	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY VENEZUELA COAL CORP.
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Richard A. Navarre	President and Director

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY VENTURE FUND, LLC
By:	PEABODY INVESTMENTS CORP.,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Fredrick D. Palmer	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY-WATERSIDE DEVELOPMENT, LLC
By:	AMERICAN LAND DEVELOPMENT, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President
Terry L. Bethel

*	Senior Vice President and Treasurer
Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY WESTERN COAL COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Guy B. Brown

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	Director

Richard A. Navarre

*	Director

Kemal Williamson

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY WILD BOAR MINING, LLC
By:	PEABODY MIDWEST OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Kemal Williamson

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY WILD BOAR SERVICES, LLC
By:	PEABODY MIDWEST SERVICES, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Kemal Williamson

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEABODY WYOMING SERVICES, LLC
By:	PEABODY SERVICES HOLDING, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Jeane L. Hull

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PEC EQUIPMENT COMPANY, LLC
By:	PEABODY INVESTMENTS CORP., its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Richard A. Navarre

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

POINT PLEASANT DOCK COMPANY, LLC
By:	PEABODY MIDWEST OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Richard A. Navarre

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

POND RIVER LAND COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Richard A. Navarre

*	Senior Vice President, Treasurer and Director

Walter L. Hawkins, Jr.

*	Director

James C. Sevem

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PORCUPINE PRODUCTION, LLC
By:	PEABODY INVESTMENTS, CORP., its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Richard A. Navarre

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

PORCUPINE TRANSPORTATION, LLC
By:	PEABODY INVESTMENTS, CORP., its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Richard A. Navarre

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

POWDER RIVER COAL, LLC
By:	PEABODY POWDER RIVER OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Jeane L. Hull

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

RIVERVIEW TERMINAL COMPANY
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President and Director

Stephen L. Miller

*	Senior Vice President, Treasurer and Director

Walter L. Hawkins, Jr.

*	Director

Richard A. Navarre

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

SAGE CREEK COAL COMPANY, LLC
By:	PEABODY COLORADO OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Walter J. Scheller III

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

SAGE CREEK HOLDINGS, LLC
By:	AMERICAN LAND HOLDINGS OF COLORADO, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Richard A. Navarre

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

SCHOOL CREEK COAL COMPANY, LLC
By:	PEABODY POWDER RIVER OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Jeane L. Hull

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

SCHOOL CREEK COAL RESOURCES, LLC
By:	PEABODY POWDER RIVER OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Jeane L. Hull

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

SENECA COAL COMPANY, LLC
By:	PEABODY COLORADO OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

*	President

Walter J. Scheller III

*	Senior Vice President and Treasurer

Walter L. Hawkins, Jr.

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

SHOSHONE COAL CORPORATION
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Walter J. Scheller III	President and Director

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* Kemal Williamson	Director

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

STAR LAKE ENERGY COMPANY, L.L.C.
By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Charles F. Meintjes	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

SUGAR CAMP PROPERTIES, LLC
By:	PEABODY MIDWEST MINING, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Mark Cavinder	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

THOROUGHBRED GENERATING COMPANY, LLC
By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Dianna K. Tickner	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

THOROUGHBRED MINING COMPANY, LLC
By:	PEABODY ELECTRICITY, LLC,
its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Dianna K. Tickner	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

* By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

TWENTYMILE COAL, LLC
By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Walter J. Scheller III	President

* Walter L. Hawkins, Jr.	Senior Vice President, Treasurer and Director

* Richard A. Navarre	Director

* Kemal Williamson	Director

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

WEST ROUNDUP RESOURCES, LLC
By:	PEABODY POWDER RIVER OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Jeane L. Hull	President

* Walter L. Hawkins, Jr.	Senior Vice President, Treasurer and Director

* Richard A. Navarre	Director

* John F. Quinn, Jr.	Director

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

WILLIAMS FORK COAL COMPANY, LLC
By:	PEABODY COLORADO OPERATIONS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Walter J. Scheller III	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, State of Missouri on June 1, 2010.

WYOMING NATURAL GAS, LLC
By:	PEABODY NATURAL GAS, LLC, its Sole Member

By:	*
Walter L. Hawkins, Jr.
Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 1st day of June, 2010 by the following persons in the capacities indicated:

Signature	Title

* Jeane L. Hull	President

* Walter L. Hawkins, Jr.	Senior Vice President and Treasurer

*	By:	/s/ KENNETH L. WAGNER
Kenneth L. Wagner
Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
1.1**	Form of Underwriting Agreement (Debt)

1.2**	Form of Underwriting Agreement (Equity)

1.3**	Form of Underwriting Agreement (Preferred Stock)

1.4**	Form of Underwriting Agreement (Units)

1.5**	Form of Underwriting Agreement (Warrants)

4.1	Rights Agreement, dated as of July 24, 2002, between the Company and EquiServe Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designations of Series A Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C) (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed on July 24, 2002)

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, filed with the Secretary of State of the State of Delaware on July 24, 2002 (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed on July 24, 2002)

4.3	Certificate of Adjustment delivered by the Registrant to Equiserve Trust Company, NA., as Rights Agent, on March 29, 2005 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on March 29, 2005)

4.4	Certificate of Adjustment delivered by the Registrant to American Stock Transfer & Trust Company, as Rights Agent, on February 22, 2006 (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on February 22, 2006)

4.5	Specimen of stock certificate representing the Registrant’s common stock, $.01 par value (incorporated by reference to Exhibit 4.13 of the Registrant’s Form S-1/A Registration Statement No. 333-55412, filed on May 1, 2001)

4.6	6 7/8% Senior Notes Due 2013 Indenture dated as of March 21, 2003 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.27 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 13, 2003)

4.7	6 7/8% Senior Notes Due 2013 First Supplemental Indenture dated as of May 7, 2003 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-4 Registration Statement No. 333-106208, filed on June 17, 2003)

4.8	6 7/8% Senior Notes Due 2013 Second Supplemental Indenture dated as of September 30, 2003 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.198 of the Registrant’s Form S-3 Registration Statement No. 333-109906, filed on October 22, 2003)

Exhibit
No.	Description of Exhibit
4.9	6 7/8% Senior Notes Due 2013 Third Supplemental Indenture, dated as of February 24, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.211 of the Registrant’s Form S-3/A Registration Statement No. 333-109906, filed on March 4, 2004)

4.10	6 7/8% Senior Notes Due 2013 Fourth Supplemental Indenture, dated as of April 22, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 10.57 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004)

4.11	6 7/8% Senior Notes Due 2013 Fifth Supplemental Indenture, dated as of October 18, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005)

4.12	6 7/8% Senior Notes Due 2013 Sixth Supplemental Indenture dated as of January 20, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005)

4.13	6 7/8% Senior Notes Due 2013 Seventh Supplemental Indenture, dated as of September 30, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (as defined therein) (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 8, 2005)

4.14	6 7/8% Senior Notes Due 2013 Eighth Supplemental Indenture, dated as of January 20, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.14 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 6, 2006)

4.15	6 7/8% Senior Notes Due 2013 Ninth Supplemental Indenture, dated as of June 13, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.16	6 7/8% Senior Notes Due 2013 Tenth Supplemental Indenture, dated as of June 30, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.17	6 7/8% Senior Notes Due 2013 Eleventh Supplemental Indenture, dated as of September 29, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 7, 2006)

Exhibit
No.	Description of Exhibit
4.18	6 7/8% Senior Notes Due 2013 Twelfth Supplemental Indenture, dated as of November 10, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.18 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.19	6 7/8% Senior Notes Due 2013 Thirteenth Supplemental Indenture, dated as of January 31, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.19 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.20	6 7/8% Senior Notes Due 2013 Fourteenth Supplemental Indenture, dated as of June 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007)

4.21	6 7/8% Senior Notes Due 2013 Fifteenth Supplemental Indenture, dated as of November 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.21 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

4.22	6 7/8% Senior Notes Due 2013 Eighteenth Supplemental Indenture, dated as of March 13, 2009, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009)

4.23	5 7/8% Senior Notes Due 2016 Indenture dated as of March 19, 2003 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.12 of the Registrant’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2004, filed on May 10, 2004)

4.24	5 7/8% Senior Notes Due 2016 First Supplemental Indenture dated as of March 23, 2004 between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K dated March 23, 2004)

4.25	5 7/8% Senior Notes Due 2016 Second Supplemental Indenture, dated as of April 22, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 10.58 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004)

4.26	5 7/8% Senior Notes Due 2016 Third Supplemental Indenture, dated as of October 18, 2004, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005)

4.27	5 7/8% Senior Notes Due 2016 Fourth Supplemental Indenture, dated as of January 20, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed on May 6, 2005)

Exhibit
No.	Description of Exhibit
4.28	5 7/8% Senior Notes Due 2016 Fifth Supplemental Indenture, dated as of September 30, 2005, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 8, 2005)

4.29	5 7/8% Senior Notes Due 2016 Sixth Supplemental Indenture, dated as of January 20, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.21 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 6, 2006)

4.30	5 7/8% Senior Notes Due 2016 Seventh Supplemental Indenture, dated as of June 13, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.31	5 7/8% Senior Notes Due 2016 Eighth Supplemental Indenture, dated as of June 30, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed on August 7, 2006)

4.32	5 7/8% Senior Notes Due 2016 Ninth Supplemental Indenture, dated as of September 29, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, filed on November 7, 2006)

4.33	5 7/8% Senior Notes Due 2016 Twelfth Supplemental Indenture, dated as of November 10, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.30 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.34	5 7/8% Senior Notes Due 2016 Fifteenth Supplemental Indenture, dated as of January 31, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.31 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.35	5 7/8% Senior Notes Due 2016 Eighteenth Supplemental Indenture, dated as of June 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007)

4.36	5 7/8% Senior Notes Due 2016 Twenty-First Supplemental Indenture, dated as of November 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.35 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

4.37	5 7/8% Senior Notes Due 2016 Thirtieth Supplemental Indenture, dated as of March 13, 2010, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 7, 2010)

Exhibit
No.	Description of Exhibit
4.38	7 3/8% Senior Notes due 2016 Tenth Supplemental Indenture, dated as of October 12, 2006 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed on October 13, 2006)

4.39	7 3/8% Senior Notes due 2016 Thirteenth Supplemental Indenture, dated as of November 10, 2006 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.33 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.40	7 3/8% Senior Notes due 2016 Sixteenth Supplemental Indenture, dated as of January 31, 2007 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.34 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.41	7 3/8% Senior Notes due 2016 Nineteenth Supplemental Indenture, dated as of June 14, 2007 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007)

4.42	7 3/8% Senior Notes due 2016 Twenty-Second Supplemental Indenture, dated as of November 14, 2007 among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.40 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

4.43	7 3/8% Senior Notes due 2016 Thirty-First Supplemental Indenture, dated as of March 13, 2009, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009)

4.44	7 7/8% Senior Notes due 2026 Eleventh Supplemental Indenture, dated as of October 12, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed on October 13, 2006)

4.45	7 7/8% Senior Notes due 2026 Fourteenth Supplemental Indenture, dated as of November 10, 2006, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.36 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.46	7 7/8% Senior Notes due 2026 Seventeenth Supplemental Indenture, dated as of January 31, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.37 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on February 28, 2007)

4.47	7 7/8% Senior Notes due 2026 Twentieth Supplemental Indenture, dated as of June 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.4 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007)

Exhibit
No.	Description of Exhibit
4.48	7 7/8% Senior Notes due 2026 Twenty-Third Supplemental Indenture, dated as of November 14, 2007, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.45 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

4.49	7 7/8% Senior Notes due 2026 Thirty-Second Supplemental Indenture, dated as of March 13, 2009, among the Registrant, the Guaranteeing Subsidiaries (as defined therein), and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009)

4.50	Subordinated Indenture, dated as of December 20, 2006, between the Registrant and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed on December 20, 2006)

4.51	4.75% Convertible Junior Subordinated Debentures Due 2066 First Supplemental Indenture, dated as December 20, 2006, among the Registrant and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed on December 20, 2006)

4.52	Capital Replacement Covenant dated December 19, 2006 (Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed on December 20, 2006)

4.53	Notice of Adjustment of Conversion Rate of 4.75% Convertible Junior Subordinated Debentures Due 2066, dated November 26, 2007 (Incorporated by reference to Exhibit 4.49 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 28, 2008)

4.54	Notice of Adjustment of Conversion Rate of 4.75% Convertible Junior Subordinated Debentures Due 2066, dated February 8, 2009 (Incorporated by reference to Exhibit 4.5 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009)

4.55	Form of Senior Security (Incorporated by reference to Exhibit 4.24 of the Registrant’s Registration Statement on Form S-3 filed on July 28, 2008)

4.56	Form of Subordinated Security (included in Exhibit 4.50)

4.57**	Form of Warrant Agreement

4.58**	Form of preferred stock share certificate

5	Opinion of Simpson Thacher & Bartlett LLP

12*	Computation in support of ratio of earnings to fixed charges

23.1*	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24*	Power of Attorney (included on signature pages)

25*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the indenture with respect to the senior debt securities

Exhibit
No.	Description of Exhibit
25.2*	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the indenture with respect to the subordinated debt securities

*	Previously filed as an exhibit to the Registration Statement

**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein